                                                                    Exhibit 3-43
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
                                                            FILED

                                                        JUNE 29 1993
                                                      IN THE OFFICE OF
                                                     SECRETARY OF STATE
                                                       WEST VIRGINIA

                           ARTICLES OF INCORPORATION

                                       OF

                            BRIGHTWOOD PROPERTY, INC.


  The undersigned, acting as incorporators of a corporation under Section 27,
    Article 1, Chapter 31 of the Code of West Virginia, adopt the following Articles of Incorporation of such corporation, filed in duplicate:

   I. The undersigned agree to become a corporation by the name of Brightwood Property, Inc.

   II. The address of the principal office of said corporation will be located at 1369 Stewartstown Road, Morgantown, Monongalia County, West Virginia, 26505.

   III. The purpose or purposes for which this corporation is formed are as follows:

   (a) To operate and conduct any business of the corporation and to do and perform all such acts, things and business as may be necessary, incidental to or convenient; in and about the conduct of such business; and

   (b) To have and exercise, without limitation hereof, all other powers conferred upon a corporation pursuant to and under Section 8, Article 1, chapter 31 of the West Virginia Code.

   IV. The amount of the total authorized capital stock of the corporation will be Five Thousand Dollars ($5,000.00), which shall be divided into one thousand (1,000) shares of common voting stock of the par value of Five Dollars ($5.00) each.


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  V.   The names and addresses of the incorporators and the number of shares subscribed by such incorporators are as follows:

             Name                 Address                      No. of Shares
Mark R. Nesselroad                1369 Stewartstown Road            1
                                  Morgantown, WV 26505

Glenn T. Adrian                   1369 Stewartstown Road            1
                                  Morgantown, WV 26505



   VI.   The existence of this corporation is perpetual.

   VII. The address of the initial registered office of the corporation is 1369 Stewartstown Road, Hornantown, West Virginia, 26505, and the name of its initial registered agent at such address is Mark R. Nansselroad.

   VIII. The number of Directors constituting the initial Board of Directors of the corporation is two (2), and the names and addresses of the persons who are to serve .au Directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name                              Address
Mark R. Nesselroad
                                  1369 Stewartstown Road
                                  Morgantown, WV 26505
Glenn T. Adrian
                                  1369 Stewartstown Road
                                  Morgantown, WV 26505


The undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this ARTICLES OF INCORPORATION, and have accordingly hereunto set their hands this 15th day
June, 1993.

                                  /s/ Mark R. Nesselroad
                                  ________________________________________

                                  Mark R. Nesselroad


                                  /s/ Glen T. Adrian
                                  ________________________________________

                                  Glenn T. Adrian


                                        2

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STATE OF WEST VIRGINIA,

COUNTY OF MONONGALIA, to-wit:

   I, David A. Dlugos, a Notary Public within and for the County and State aforesaid, hereby certify that Mark R. Nesselroad and Glenn T. Adrian, whose names are signed to the foregoing Articles, bearing date the 15th day of June, 1993, this day personally appeared before me in my said County and acknowledged their signatures to same,

   Given under my hand and official seal this the 15th day of June, 1993

   My commission expires : February 11, 1997

                                  /s/ David A. Dlugos
                                  ______________________________________________
                                                 Notary Public



(NOTARIAL SEAL)


[graphic omitted]


Articles of Incorporation prepared by:

       Louis E. Enderle, Jr.
       Steptoe & Johnson
       Clarksburg, WV 26301


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